CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                AND LIMITATIONS OF THE SERIES A PARTICIPATING
                        CONVERTIBLE PREFERRED STOCK OF
                         WESTERN NATIONAL CORPORATION


     WESTERN NATIONAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation"), HEREBY CERTIFIES that pursuant to the authority conferred upon the Board of Directors by Article Fifth of the Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, by the unanimous vote of its members, adopted a resolution providing for the issuance of a series of 7,254,464 shares of Preferred Stock to be designated as Series A Participating Convertible Preferred Stock, which resolution is as follows:

     RESOLVED, that a series of Preferred Stock of the Corporation be and it hereby is created, such series of Preferred Stock is to be designated as the Series A Participating Convertible Preferred Stock (hereinafter referred to as the "Preferred Stock"), to consist of 7,254,464 shares with a par value of one-thousandth of one dollar ($.001) per share (each share shall be referred to herein as a "Share"), the preferences, special rights, qualifications, limitations, restrictions, redemption rights, dividend rights and rights of dissolution of assets of each share of which shall be as follows:

     1. RANKING. The Preferred Stock will rank senior to the Common Stock, and may rank senior to, on a parity with, or junior to any series of preferred stock hereafter designated, with respect to dividends and liquidation rights. All equity securities of the Corporation to which the Preferred Stock ranks prior with respect to the payment of dividends and upon liquidation, whether now existing or hereafter created, are collectively referred to in this Certificate of Designation as the "Junior Stock", all equity securities of the Corporation with which the Preferred Stock ranks on a parity with respect to the payment of dividends and upon liquidation, whether now existing or hereafter created, are collectively referred to in this Certificate of Designation as "Parity Stock", and all equity securities of the Corporation to which the Preferred Stock ranks junior, with respect to dividends or upon liquidation, whether now existing or hereafter created, are collectively referred to in this Certificate of Designation as the "Senior Stock".

     2.          DIVIDENDS.   So long as any shares of Preferred Stock shall
remain outstanding, the Corporation shall not (i) declare or pay any dividend or make any other distribution on its Common Stock (whether payable in cash, in property or in securities of the Corporation), other than a dividend payable solely in Common Stock or rights to purchase Common Stock, unless concurrently therewith the Corporation shall declare or pay a dividend or make a distribution on each share of Preferred Stock then outstanding equal to the dividend or distribution per share declared, paid or made on the Common Stock and, if such dividend or distribution on the Common Stock is declared, paid or made in property (other than cash) or securities of the Corporation, of identical property or securities, (ii) declare or pay any dividend or make any other distribution on the Common Stock payable in shares of Common Stock or rights to purchase Common Stock, unless concurrently therewith the Corporation shall declare or pay a dividend or make a distribution on each share of Preferred Stock then outstanding, in the case of a dividend or distribution payable in Common Stock, of a number of additional shares of Preferred Stock equal to the number of shares of Common Stock payable with respect to each share of Common Stock, or, in the case of a dividend or distribution payable in rights to purchase Common Stock, of rights to purchase the number of shares of Preferred Stock equal to the number of shares of Common Stock purchasable pursuant to the rights payable to the holder of one share of Common Stock and at the same purchase price and on the same terms and conditions, (iii) split or otherwise subdivide the Common Stock into a greater number of shares or combine the Common Stock into a lesser number of shares (whether by stock split, reverse stock split, reclassification or otherwise) or reclassify the Common Stock, unless concurrently therewith the Corporation shall subdivide, combine or reclassify the Preferred Stock so that the number of shares of Preferred Stock outstanding immediately following such division, combination or reclassification shall bear the same relationship to the number of shares of Preferred Stock outstanding immediately prior to such division, combination or reclassification as the number of shares of Common Stock outstanding immediately following such division, combination or reclassification bears to the number of shares of Common Stock outstanding immediately prior to such division, combination or reclassification and in connection with such division, combination or reclassification the holders of the Preferred Stock shall be entitled to receive, in respect of each share thereof, any additional property or securities of the Corporation receivable by the holders of the Common Stock upon such division, combination or reclassification in respect of each share of Common Stock, or (iv) make, or permit any of its subsidiaries or affiliates to make, any redemption, purchase or other acquisition, directly or indirectly, of any shares of Common Stock in connection with an offer to all or substantially all of the holders thereof, unless concurrently therewith the Corporation shall offer to all holders of Preferred Stock (on the same terms and conditions as the offer to the holders of the Common Stock) to redeem, purchase or otherwise acquire a number of shares of Preferred Stock so that, if such offer were accepted in full, the number of shares of Preferred Stock outstanding immediately following such redemption, purchase or acquisition would bear the same relationship to the number of shares of Preferred Stock outstanding immediately prior thereto as the number of shares of Common Stock immediately following such redemption, purchase or acquisition of Common Stock bears to the number of shares of Common Stock outstanding immediately prior thereto.

     3.          VOTING.

     a. Except as otherwise required by law, the Preferred Stock shall have no voting power.

     b. On all matters to be voted on by the holders of the Preferred Stock, such holders shall be entitled to one vote for each share.

     4. REDEMPTION. The Preferred Stock shall not be redeemable (except as contemplated in section 2) and shall not be subject to any sinking fund.

     The Corporation shall have the right to purchase Preferred Stock in the public market or in private purchases at such prices as may from time to time be available in the public market or in private purchases for such shares and shall have the right at any time to acquire any Preferred Stock from the owner of such shares on such terms as may be agreeable to such owner. Preferred Stock may be acquired by the Corporation from any stockholder pursuant to this paragraph without offering any other stockholder an equal opportunity to sell his stock to the Corporation, and no purchase by the Corporation from any stockholder pursuant to this paragraph shall be deemed to create any right on the part of any other stockholder to sell any Preferred Stock (or any other stock) to the Corporation.

     5.          CONVERSION.

     a. Automatic Conversion. Upon satisfaction of the Conversion Condition, each share of Preferred Stock shall automatically and without any action on the part of the holder thereof or the Corporation be converted into one fully paid and nonassessable share of Common Stock. The "Conversion
Condition" shall be (i) the approval of the holders of Common Stock of the Corporation (by vote or written consent of a resolution providing for such conversion), such approval to be based on the affirmative vote of those present and voting (or executing a consent), in person or by proxy (which resolution may be presented at any annual or special meeting of shareholders, at which a quorum is present, upon such notice as may be required by law) or
(ii) receipt of a written determination by the New York Stock Exchange that the rules and regulations of such Exchange do not require shareholder approval of such issuance.

     b. Effectiveness and Effect of Conversion. Conversion shall be deemed to have been effected immediately prior to the close of business on the date of satisfaction of the Conversion Condition. The person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Stock represented thereby at such time and all shares of Preferred Stock so converted shall be deemed to be no longer outstanding as of such date.

     As promptly as practicable, and in any event within five days, after the surrender of such shares of Preferred Stock, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Preferred Stock. The issuance of stock certificates representing shares of Common Stock on conversion of shares of Preferred Stock shall be made without charge for any tax in respect of the issuance thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any registration of transfer involved in the issuance and delivery of Common Stock in any name other than that of the holder of record of any Preferred Stock converted, and the Corporation shall not be required so to issue or deliver any stock certificate unless and until the person or persons requesting the registration of transfer shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

     c. Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Corporation deliverable upon the conversion of all outstanding shares of Preferred Stock.

     6.          LIQUIDATION.   In the event of any voluntary or involuntary
dissolution, liquidation or winding up of the Corporation (for the purposes of this subsection 6, a "Liquidation"), before any distribution of assets shall be made to the holders of any stock of the Corporation ranking junior upon liquidation, the holder of each share of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount equal to $.001 plus all dividends (whether or not declared or due) accumulated and unpaid on such share on the date fixed for the distribution of assets of the Corporation to the holders of Preferred Stock before any distribution of assets is made to holders of shares of Junior Stock (for purposes of this subsection 6, the
"liquidation  preference").    After  payment  of  the  full  amount  of  the
liquidation preference to which the holder of each share of Preferred Stock is entitled, and after holders of shares of Common Stock have received in the Liquidation $0.001 per share upon Liquidation, such holder will participate in any further distributions made to the holders of Common Stock as if such holder held the number of shares of Common Stock into which such Preferred Stock is then subject to conversion.

     If upon any Liquidation of the Corporation, the assets available for distribution to the holders of Preferred Stock, and any classes of Parity Stock and any other classes of stock ranking on a parity upon liquidation with the Parity Stock issued by the Corporation which shall then be outstanding (hereinafter in this paragraph called the "Total Amount Available") shall be insufficient to pay the holders of all outstanding Preferred Stock and all other such stock the full amounts (including all dividends accumulated and unpaid) to which they shall be entitled by reason of such Liquidation of the Corporation, then there shall be paid to the holders of the Preferred Stock (to be allocated pro rata among the Preferred Stock) in connection with such Liquidation of the Corporation, an aggregate amount equal to the product derived by multiplying the Total Amount Available times a fraction, the numerator of which shall be the full amount to which the holders of the Preferred Stock shall be entitled under the terms of the preceding paragraph by reason of such Liquidation of the Corporation and the denominator of which shall be the total amount which would have been distributed by reason of such Liquidation of the Corporation with respect to the Preferred Stock, the Parity Stock and all other stock ranking on a parity with the Parity Stock upon Liquidation then outstanding had the Corporation possessed sufficient assets to pay the maximum amount which the holders of all such stock would be entitled to receive in connection with such Liquidation of the Corporation.
     The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation (unless in connection therewith the Liquidation of the Corporation is specifically approved) or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation, shall not be deemed to be a Liquidation of the Corporation for the purpose of this subsection 6.

     The holder of any Preferred Stock shall not be entitled to receive any payment owed for such Shares under this subsection 6 until such holder shall cause to be delivered to the Corporation: (i) the certificate(s) representing such Preferred Stock and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on any payment upon Liquidation after the due date thereof.

     7. STATUS OF REACQUIRED PREFERRED STOCK. Shares issued and reacquired by the Corporation (including shares of Preferred Stock which shall be deemed to have been reacquired upon conversion into shares of Common Stock) shall have the status of authorized and unissued shares of preferred stock of the Corporation undesignated as to series, subject to later issuance in accordance with the Certificate of Incorporation.

     RESOLVED, that, before the Corporation shall issue any shares of the Preferred Stock, a certificate pursuant to Section 151 of the General Corporation Law of the State of Delaware shall be made, executed, acknowledged, filed and recorded in accordance with the provisions of said
Section 151; and the proper officers of the Corporation are hereby authorized and directed to do all acts and things which may be necessary or proper in their opinion to carry into effect the purposes and intent of this and the foregoing resolutions.

     IN WITNESS WHEREOF, said Corporation has caused this Certificate of Designation to be duly executed by the President and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this 13th day of September, 1996.

                                       WESTERN NATIONAL CORPORATION



                                       By:  /s/ Michael J. Poulos
                                          ------------------------------
                                                Michael J. Poulos
                                                Chairman of the Board of
                                                Directors, President
                                                and Chief Executive Officer
(Corporate  Seal)

ATTEST:


By: /s/ Dwight  L.  Cramer
   ----------------------------
        Dwight  L.  Cramer
        Secretary